EXHIBIT 32.01

CERTIFICATION

PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, David F. Schink, a Manager of Beeland Management Company, L.L.C., the General Partner of Rogers International Raw Materials Fund, L.P. (the “Partnership”), certify that (i) the Quarterly Report of the Partnership on Form 10-Q for the period ended March 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: May 13, 2015

By:  /s/ David F. Schink

David F. Schink

Manager

Beeland Management Company, L.L.C.

General Partner of Rogers International Raw Materials Fund, L.P.